Exhibit 99.1

Timber Pharmaceuticals Provides Business Update and Announces First Quarter 2022 Financial Results

Lead Asset TMB-001 Receives Fast Track Designation in Advance of Phase 3 Study Initiation by June 30, 2022

BASKING RIDGE, NJ, May 12, 2022 -- Timber Pharmaceuticals, Inc. ("Timber" or the “Company”) (NYSE American: TMBR), a clinical-stage biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases, today provided a business update and announced financial results for the first quarter of 2022, ended March 31, 2022.

John Koconis, Chairman and Chief Executive Officer of Timber, commented, “Timber’s lead asset, TMB-001, continues to progress following the receipt of Fast Track designation late last month, which is an important milestone on the path to approval. We believe that TMB-001 has the potential to be the first FDA-approved therapy for congenital ichthyosis (CI), which has no FDA-approved treatments and limited therapeutic options, and as such, we’ve prioritized its development. This decision follows a series of milestones that includes reporting positive top-line results from our Phase 2b CONTROL study and the successful completion of an End-of-Phase 2 meeting with the FDA.  We also expect to present the Phase 2b data at a number of medical conferences in the U.S. and internationally over the next several months. Near term, we remain focused on launching the Phase 3 ASCEND clinical trial by June 30, 2022 and advancing the development of this therapy to the patient as quickly as possible.”

Recent Highlights

•

In April 2022, Timber announced that the U.S. Food and Drug Administration (FDA) granted Fast Track designation to its lead asset, TMB-001, a topical isotretinoin formulated using Timber's patented IPEGTM delivery system, for the treatment of X-linked recessive ichthyosis (XRI) and autosomal recessive congenital ichthyosis lamellar ichthyosis (ARCI-LI). Fast Track status facilitates the development and expedites the review of drugs that treat serious conditions and fill an unmet medical need.

●	In February 2022, Timber announced the successful completion of an End-of-Phase 2 meeting with the FDA that resulted in a clear path to the launch of a pivotal Phase 3 study for TMB-001. Timber plans to initiate the Phase 3 study by June 30, 2022.
●	In March 2022, Christopher Bunick, MD, PhD, Yale University School of Medicine, made a late-breaking presentation of a sub-analysis of Timber’s Phase 2b CONTROL study data that evaluated TMB-001 at the American Academy of Dermatology (AAD) 2022 Annual Meeting in Boston, MA. The sub-analysis assessed whether primary efficacy results for TMB-001 differed by CI subtype, and the results demonstrated that patients could achieve treatment success with TMB-001 regardless of the subtype of CI.
●	Timber ended the first quarter with $13.9 million in cash and common shares outstanding of 63.7 million on March 31, 2022.
●	Timber recognized revenue of $83,177 in the first quarter of 2022 compared to $40,734 for the first quarter of 2021. Revenue for both periods consisted of reimbursements from achieving certain clinical milestones in the development of TMB-001, part of a $1.5 million grant from the FDA’s Orphan Products Clinical Trials Grants Program.

For Timber’s complete financial results for the three-month period ended March 31, 2022, see the Company’s Quarterly Form 10-Q filed with the Securities and Exchange Commission on May 12, 2022.

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases. The Company's investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing and control) and safety profiles. The Company is initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI), facial angiofibromas (FAs) in tuberous sclerosis complex (TSC), and other sclerotic skin diseases. For more information, visit www.timberpharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's product development, clinical and regulatory timelines, market opportunity, competitive position, intellectual property rights, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential, "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 as well as other documents filed by the Company from time to time thereafter with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, contact:

Timber Pharmaceuticals, Inc.

John Koconis

Chairman and Chief Executive Officer

jkoconis@timberpharma.com

Investor Relations:

Stephanie Prince

PCG Advisory

(646) 863-6341

sprince@pcgadvisory.com

Media Relations:

Adam Daley

Berry & Company Public Relations

(212) 253-8881

adaley@berrypr.com

Timber Pharmaceuticals, Inc. & Subsidiaries

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2022	2021
	(unaudited)
ASSETS
Current assets
Cash	$13,860,273	$16,808,539
Other current assets	211,227	310,238
Total current assets	14,071,500	17,118,777
Deposits	127,534	127,534
Property and equipment, net	19,109	16,377
Right of use asset	562,236	638,786
Total assets	$14,780,379	$17,901,474

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$818,811	$953,349
Accrued expenses	633,296	850,557
Lease liability, current portion	346,580	332,817
Redeemable Series A preferred stock under redemption	2,109,600	2,055,348
Total current liabilities	3,908,287	4,192,071
Note payable	—	37,772
Lease liability	241,507	331,152
Other liabilities	73,683	73,683
Total liabilities	4,223,477	4,634,678

Commitments and contingencies

Stockholders' equity
Common stock, par value $0.001; 450,000,000 shares authorized; 63,678,836 shares issued and outstanding as of March 31, 2022, and 63,619,140 shares issued and outstanding as of December 31, 2021	64,216	63,619
Additional paid-in capital	42,450,622	42,087,719
Accumulated deficit	(31,957,936)	(28,884,542)
Total stockholders' equity	10,556,902	13,266,796
Total liabilities and stockholders' equity	$14,780,379	$17,901,474

Timber Pharmaceuticals, Inc. & Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended March 31,
	2022	2021

Grant revenue	$83,177	$40,734
Total revenue	83,177	40,734

Operating costs and expenses
Research and development	1,518,959	849,518
Selling, general and administrative	1,702,395	1,065,389
Total operating expenses	3,221,354	1,914,907
Loss from operations	(3,138,177)	(1,874,173)

Other income (expense)
Interest expense	(54,252)	—
Other income	75,000	—
Forgiveness of PPP loan	37,772	—
Gain (loss) on foreign currency exchange	6,262	(87)
Total other income (expense)	64,783	(87)
Loss before provision for income taxes	(3,073,394)	(1,874,260)
Provision for income taxes	—	—
Net loss	(3,073,394)	(1,874,260)
Cumulative dividends on Series A preferred stock	—	(35,887)
Net loss attributable to common stockholders	$(3,073,394)	$(1,910,147)

Basic and diluted net loss per share attributable to common stockholders	$(0.05)	$(0.05)
Basic and diluted weighted average number of shares outstanding	63,637,712	35,079,143